Exhibit 99.1

FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. TO SELL CLIMATE CONTROL BUSINESS

TO NIBE INDUSTRIER AB

Provides LSB with Improved Capital Structure and Greater Financial Flexibility to Drive Growth

and Enhance Reliability and Profitability of Chemical Business

OKLAHOMA CITY, Oklahoma — May 12, 2016 – LSB Industries, Inc. (NYSE: LXU) (“LSB” or the “Company”) today announced that it has entered into a definitive agreement to sell the Company’s Climate Control Business (“CCB”) to NIBE Industrier AB (publ) of Sweden (“NIBE”) for a total cash consideration of $364 million. The Climate Control Business generated approximately $274 million in revenue and $25 million in EBITDA in 2015.

Proceeds from the transaction will primarily be used to pay down debt. As a result, LSB will have greater financial flexibility and an improved capital structure to execute its growth strategies for its core Chemical Business, including improving the Company’s chemical plant on-stream rates.

Dan Greenwell, LSB’s President and CEO, stated, “This transaction represents an important milestone for LSB and our shareholders. Our Climate Control Business is a solid operation with innovative products in multiple categories. On behalf of the Board and management team, I would like to thank the CCB employees. Today’s announcement would not have been possible without their hard work and dedication and we commend them for their accomplishments. We are confident that in NIBE, we have found CCB the right home to realize its full potential.”

Mr. Greenwell continued, “As a focused chemicals company, our management team can now concentrate entirely on growing our Chemical Business by leveraging the substantial investments we have made over the last several years to enhance the reliability and profitability of our facilities. We are confident that the investments we made at El Dorado will significantly enhance our performance and look forward to the generation of strong cash flow from those facilities. Importantly, this transaction will enhance our financial flexibility and allow us to continue to invest in improving our plants. We look forward to realizing the benefits of a standalone LSB Chemical Business.”

The companies expect to close the transaction in the third quarter of 2016, subject to regulatory approvals and other customary closing conditions.

Credit Suisse and Vinson & Elkins LLP acted as financial advisor and legal counsel, respectively, to LSB Industries on this divestiture.

About LSB Industries, Inc.

LSB is a manufacturing company. LSB’s principal business activities consist of the manufacture and sale of chemical products for the agricultural, mining, and industrial markets, and the manufacture and sale of commercial and residential climate control products, such as water source and geothermal heat pumps, hydronic fan coils, modular chillers, large custom air handlers and make-up air units.

Forward Looking Statement

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by use of the words “will”, “believes”, “expects”, “estimates”, “intends”, “anticipates”, “plans to”, “should”, “estimates”, “projects”, or similar expressions, including, without limitation, LSB’s plans and expectations with respect to the divestiture of CCB; pay down of debt; improved financial flexibility, capital structure, and chemical plant on-stream rates; enhanced reliability, performance, profitability and generation of cash flow from our facilities; and continued investment in improvement of plants.

Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve risk and uncertainties. Though we believe that expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectation will prove to be correct. Actual results may differ materially from the forward-looking statements as a result of various factors, including, but not limited to: the possibility that the transaction is delayed or does not close, including due to the inability of LSB and NIBE to obtain all approvals necessary or the failure of other closing conditions; general economic conditions; weather conditions; increased costs to complete the El Dorado project; ability to install necessary equipment and renovations at our Facilities in a timely manner; changes to federal legislation or adverse regulations; increased competitive pressures, domestic and foreign; ability to complete transactions to address our leveraged balance sheet and cash flow requirements; loss of significant customers; increased costs of raw materials; and other factors set forth under “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in our Form 10-K for the year ended December 31, 2015 and, if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, which contain a discussion of a variety of factors which could cause future outcomes to differ materially from the forward-looking statements contained in this release. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. We expressly disclaim any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this press release except as required by applicable law.

Company Contact: Mark Behrman, Chief Financial Officer (405) 235-4546	Investor Relations Contact: Fred Buonocore (212) 836-9607 Linda Latman (212) 836-9609 The Equity Group Inc.

2